DAVID M. GOLDSTEIN
                                              Group General
                                              Counsel and
                                              Group Vice President

                                              Transamerica Life
                                              Insurance Company
                                              1150 South Olive
                                              Street
                                              Los Angeles, CA
                                              90015-2211

                                              Telephone
                                              213-742-3878
                                              Fax 213-741-3813

                                              david.goldstein@transamerica.com
   September 30, 2008



   Board of Directors
   Transamerica Life Insurance Company
   4333 Edgewood Road, NE
   Cedar Rapids, IA 52499-0001

           RE:    Separate Account VL
                  TransEquity II
                  File No. 811-04511

   To The Board of Directors:

   In my capacity as Group General Counsel and Group Vice President of Transamerica Life Insurance Company ("TLIC"), I have participated in the preparation and review of the Initial Registration Statement on Form S-6 filed with the Securities and Exchange Commission under the Securities Act of 1933 to (1) change the issuer of the flexible premium variable universal life insurance policy (the "Policy") issued under Separate Account VL (formerly, Separate Account VL of Transamerica Occidental Life Insurance Company) (the "Account"), and (2) change the Depositor of the Account, from Transamerica Occidental Life Insurance Company ("TOLIC") to Transamerica Life Insurance Company. The Account was established pursuant to a resolution of the Board of Directors of TOLIC, as a separate account for assets applicable to the Policy, pursuant to the provisions of Iowa Insurance Law.

   I am of the following opinion:

   1. TLIC has been duly organized under the laws of the State of Iowa and is a validly existing corporation.

   2. The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of the Insurance Law of the State of Iowa.

   3. That the portion of the assets of the Account equal to the reserves and other liabilities for variable benefits under the Policy is not chargeable with liabilities arising out of any other business TLIC may conduct. Assets allocated to the fixed account under the Policy, however, are part of TLIC's general account and are subject to TLIC's general liabilities from business operations.

4. When the Registration Statement is filed, the Policy will be the legal and binding obligation of TLIC in accordance with its terms.



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   Board of Directors
   September 30, 2008
   Page Two




   In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

   I hereby consent to the filing of this opinion as an exhibit to the Initial Registration Statement on Form S-6.

   Very truly yours,


   /s/David M. Goldstein

   David M. Goldstein

   DMG:mv